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                                                           Exhibit 10(a)1


                    UtiliCorp United Inc.
               Exhibit to SEC filing on Form 10-Q
            For the three months ending June 30, 1999



On May 5, 1999, the shareholders of the registrant voted to increase the number of shares that could be issued pursuant to the Amended and Restated
1986 Stock Incentive Plan from 2,000,000 shares to 3,000,000 (pre-split) shares.